1Q21 Financial Results April 14, 2021

1Q21 Financial highlights 1 1 See note 3 on slide 11 2 3 4 See note 2 on slide 11 5 See note 1 on slide 11 6 See note 6 on slide 12 7 8 See note 7 on slide 12 9 Includes the net impact of employee issuances. See note 4 on slide 12 ROTCE1 29% Net payout LTM3 37% CET1 capital ratios2 Std. 13.1%; Adv. 13.7% 1Q21 net income of $14.3B and EPS of $4.50 Excluding significant items4, net income of $10.6B, EPS of $3.31 and ROTCE of 21% Managed revenue of $33.1B5,6 Expense of $18.7B6 and managed overhead ratio of 57%5 Balance sheet Loans7,8: average loans of $1.0T up 1% YoY and 2% QoQ Deposits: average deposits of $2.2T up 36% YoY and 5% QoQ Basel III CET1 capital of $206B2 Standardized CET1 capital ratio of 13.1%2; Advanced CET1 capital ratio of 13.7%2 Capital returned to shareholders Common dividend of $2.8B or $0.90 per share $4.3B of common stock net repurchases in 1Q219 Significant items ($mm, excluding EPS) Pretax Net income EPS Firmwide credit reserve release $5,204 $3,955 $1.28 Contribution to Firm's Foundation (550) (287) (0.09)

1Q21 4Q20 1Q20 Net interest income $13.0 ($0.4) ($1.6) Noninterest revenue2 20.1 3.3 5.7 Managed revenue1,2 33.1 3.0 4.1 Expense2 18.7 2.7 1.9 Credit costs (4.2) (2.3) (12.4) Net income $14.3 $2.2 $11.4 Net income applicable to common stockholders $13.9 $2.2 $11.4 $4.50 $0.71 $3.72 ROE3 23% 19% 4% ROTCE3,4 29 24 5 1,3 57 53 58 Memo: Adjusted expense 5 $18.7 $2.9 $2.1 Memo: Adjusted overhead ratio 1,3,5 56% 52% 57% $ O/(U) $B 1Q21 4Q20 1Q20 Net charge-offs $1.1 $1.1 $1.5 Reserve build/(release) (5.2) (2.9) 6.8 Credit costs ($4.2) ($1.9) $8.3 1Q21 Financial results1 1Q21 ROE O/H ratio CCB 54% 58% CIB 27% 49% CB 19% 40% AWM 35% 63% $B, except per share data 2 Note: Totals may not sum due to rounding 1 See note 1 on slide 11 2 See note 6 on slide 12 3 Actual numbers for all periods, not over/(under) 4 See note 3 on slide 11 5 See note 4 on slide 11 6 See note 3 on slide 12 7 Reflects fully taxable- 1Q21 Tax rate Effective rate: 19.2%6 Managed rate: 22.9%1,7

Consumer Card $11.2 $15.0 $17.8 ($3.5) $14.3 Home Lending 2.0 2.3 2.0 (0.6) 1.4 Other Consumer1 1.0 1.3 1.8 (0.4) 1.5 Total Consumer 14.2 18.6 21.6 (4.5) 17.1 Wholesale1 4.4 6.8 9.1 (0.7) 8.4 Securities 0.0 0.0 0.1 0.0 0.1 Firmwide $18.6 $25.4 $30.8 ($5.2) $25.6 3/31/20201/1/2020 1Q21 Build/(release) 3/31/202112/31/2020 1Q21 Reserves Allowance for credit losses ($B) 3 Note: Totals may not sum due to rounding 1 -rated Business Banking and Auto dealer portfolios that are classified in Wholesale

1Q21 4Q20 1Q20 Risk-based capital metrics1 CET1 capital $206 $205 $184 13.1% 13.1% 11.5% 13.7 13.8 12.3 Leverage-based capital metrics2 Firm SLR 6.7% 6.9% 6.0% Liquidity metrics3 Firm LCR 110% 110% 114% Bank LCR 166 160 117 Total excess HQLA $505 $465 $153 HQLA and unencumbered marketable securities 1,538 1,437 980 Balance sheet metrics Total assets (EOP)4 $3,689 $3,385 $3,139 Deposits (average) 2,225 2,112 1,636 Tangible book value per share5 66.56 66.11 60.71 Fortress balance sheet Capital actions$B, except per share data 4 1 Estimated for the current period. See note 1 on slide 12 2 ary exclusions of U.S. Treasury securities and deposits at Federal Reserve Banks, which became effective April 1, 2020 and remained in effect through March 31, 2021 3 B 4 See note 3 on slide 12 5 See note 3 on slide 11 6 See note 4 on slide 12 2Q21 net buyback capacity of $7.4B6, after paying common dividend of $0.90 per share Issued $1.5B of preferred stock in 1Q21 1Q21 Firm SLR excl. temporary relief2: 5.5%

Consumer & Community Banking[1]

$mm

	1Q21	$ O/(U) 4Q20	$ O/(U) 1Q20
Revenue[2]	$12,517	($211)	($770)
Consumer & Business Banking	5,635	(109)	(631)
Home Lending	1,458	2	297
Card & Auto[2]	5,424	(104)	(436)
Expense[2]	7,202	160	(67)
Credit costs	(3,602)	(3,519)	(9,374)
Net charge-offs (NCOs)	1,023	206	(290)
Change in allowance	(4,625)	(3,725)	(9,084)
Net income	$6,728	$2,403	$6,531

Key drivers/statistics ($B)[3]

	1Q21	4Q20	1Q20
Equity	$50.0	$52.0	$52.0
ROE	54%	32%	1%
Overhead ratio	58	55	55
Average loans[4]	$434.0	$440.8	$464.5
Average deposits	979.7	928.5	739.7
Active mobile customers (mm)	41.9	40.9	38.3
Debit & credit card sales volume[5]	$290.3	$299.4	$266.0

- Average loans down 7% YoY
- Average deposits up 32% YoY
- Active mobile customers up 9% YoY
- Client investment assets up 44% YoY
- Debit & credit card sales volume up 9% YoY

Financial performance

- Net income of $6.7B vs. $197mm in 1Q20
- Revenue of $12.5B, down 6% YoY
- Expense of $7.2B, down 1% YoY
- Credit costs: net benefit of $3.6B
  - Card: $3.5B reserve release vs. $3.8B build in 1Q20
  - HL: $625mm reserve release vs. $300mm build in 1Q20
  - CBB: $350mm reserve release vs. $159mm build in 1Q20
  - Auto: $150mm reserve release vs. $250mm build in 1Q20

Key drivers/statistics ($B) – detail by business

	1Q21	4Q20	1Q20
Consumer & Business Banking			
Business Banking average loans[6]	$43.5	$43.7	$24.7
Business Banking loan originations[7]	10.0	0.7	1.5
Client investment assets (EOP)[8]	637.0	590.2	442.6
Deposit margin	1.29%	1.41%	2.05%
Home Lending			
Average loans[4]	$182.2	$185.7	$211.3
Loan originations[9]	39.3	32.5	28.1
Third-party mortgage loans serviced (EOP)	443.2	447.3	505.0
Net charge-off/(recovery) rate	(0.12)%	(0.11)%	(0.25)%
Card & Auto			
Card average loans	$134.9	$141.2	$162.7
Auto average loans and leased assets	87.3	85.2	84.0
Auto loan and lease originations	11.2	11.0	8.3
Card net charge-off rate	2.97%	2.17%	3.25%
Credit Card net revenue rate[2]	11.53	11.22	10.54
Credit Card sales volume[5]	$183.7	$197.0	$179.1

[1] See note 1 on slide 11 and notes 5 and 8 on slide 12
[2] See note 6 on slide 12
For additional footnotes see slide 13

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JPMORGAN CHASE & CO.

Corporate & Investment Bank[1]

$mm

	1Q21	$ O/(U) 4Q20	$ O/(U) 1Q20
Revenue	$14,605	$3,253	$4,602
Investment Banking revenue	2,851	354	1,965
Wholesale Payments	1,392	(35)	(22)
Lending	265	72	(85)
Total Banking	4,508	391	1,858
Fixed Income Markets	5,761	1,811	768
Equity Markets	3,289	1,300	1,052
Securities Services	1,050	(3)	(24)
Credit Adjustments & Other	(3)	(246)	948
Total Markets & Securities Services	10,097	2,862	2,744
Expense	7,104	2,165	1,149
Credit costs	(331)	250	(1,732)
Net income	$5,740	$391	$3,755

Key drivers/statistics ($B)[2]

	1Q21	4Q20	1Q20
Equity	$83.0	$80.0	$80.0
ROE	27%	26%	9%
Overhead ratio	49	44	60
Comp/revenue	30	17	30
IB fees ($mm)	$2,988	$2,558	$1,907
Average loans[3]	182.5	165.0	164.0
Average client deposits[4]	705.8	683.8	514.5
Merchant processing volume ($B)[5]	425.7	444.5	374.8
Assets under custody ($T)	31.3	31.0	24.4
ALL/EOP loans ex-conduits and trade[6]	2.06%	2.54%	1.11%
Net charge-off/(recovery) rate[6]	(0.02)	0.27	0.17
Average VaR ($mm)[7]	$99	$91	$58

[1] See note 1 on slide 11 and note 5 on slide 12
For additional footnotes see slide 13

Financial performance

- Net income of $5.7B, up 189% YoY; revenue of $14.6B, up 46%
- Banking revenue
  - IB revenue of $2.9B, up 222% YoY
    - IB fees, up 57%, reflecting higher fees across products
    - YoY comparison benefited from an $820mm bridge book[8] markdown in 1Q20
  - Wholesale Payments revenue of $1.4B, down 2% YoY
  - Lending revenue was $265mm, down 24% YoY, predominantly driven by mark-to-market gains on hedges of accrual loans in the prior year
- Markets & Securities Services revenue
  - Markets revenue of $9.1B, up 25% YoY
    - Fixed Income Markets revenue of $5.8B, up 15% YoY, predominantly driven by Securitized Products and Credit, largely offset by Rates and Currencies & Emerging Markets
    - Equity Markets revenue of $3.3B, up 47% YoY, driven by strong performance across products
  - Securities Services revenue of $1.1B, down 2% YoY
- Expense of $7.1B, up 19% YoY, predominantly driven by higher revenue-related compensation partially offset by lower legal expense
- Credit costs: net benefit of $331mm, driven by reserve releases

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JPMORGAN CHASE & CO.

Commercial Banking[1]

$mm

	1Q21	$ O/(U) 4Q20	$ O/(U) 1Q20
Revenue	$2,393	($70)	$228
Middle Market Banking	916	(31)	(27)
Corporate Client Banking	851	(5)	178
Commerical Real Estate Banking	604	(26)	63
Other	22	(8)	14
Expense	969	19	(17)
Credit costs	(118)	1,063	(1,128)
Net income	$1,168	($866)	$1,029

Key drivers/statistics ($B)[2]

	1Q21	4Q20	1Q20
Equity	$24.0	$22.0	$22.0
ROE	19%	36%	2%
Overhead ratio	40	39	46
Gross IB revenue ($mm)	$1,129	$971	$686
Average loans[3]	206.7	212.2	211.8
Average client deposits	291.0	276.7	188.8
Allowance for loan losses	3.1	3.3	2.7
Nonaccrual loans	1.1	1.4	0.8
Net charge-off/(recovery) rate[4]	0.06%	0.31%	0.19%
ALL/loans[4]	1.52	1.60	1.15

Financial performance

- Net income of $1.2B vs. $139mm in 1Q20
- Revenue of $2.4B, up 11% YoY
  - Noninterest revenue of $917mm, up 51% YoY, predominantly driven by higher investment banking revenue, impact of prior year markdowns in the bridge book[5], and deposit-related fees
  - Net interest income of $1.5B, down 5% YoY, driven by deposit margin compression, predominantly offset by higher deposit balances and lending revenue
  - Record gross IB revenue of $1.1B, up 65% YoY
- Expense of $969mm, down 2% YoY, driven by lower structural expense
- Credit costs: net benefit of $118mm
  - Net charge-offs were $29mm
- Average loans of $207B, down 2% YoY
  - C&I[6] down 4% YoY and down 4% QoQ
  - CRE[6] down 1% YoY and down 1% QoQ
- Average deposits of $291B, up 54% YoY as client balances remain elevated

[1] See note 1 on slide 11 and note 5 on slide 12
For additional footnotes see slide 13

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JPMORGAN CHASE & CO.

Asset & Wealth Management[1]

$mm

	1Q21	$ O/(U) 4Q20	$ O/(U) 1Q20
Revenue	$4,077	$210	$688
Asset Management	2,185	(25)	445
Global Private Bank[2]	1,892	235	243
Expense	2,574	(182)	139
Credit costs	(121)	(119)	(215)
Net income	$1,244	$458	$575

Key drivers/statistics ($B)[3]

	1Q21	4Q20	1Q20
Equity	$14.0	$10.5	$10.5
ROE	35%	29%	25%
Pretax margin	40	29	25
Assets under management ("AUM")	$2,833	$2,716	$2,210
Client assets	3,828	3,652	2,891
Average loans	188.7	176.8	159.5
Average deposits	206.6	180.3	144.6

Financial performance

- Net income of $1.2B, up 86% YoY
- Revenue of $4.1B, up 20% YoY
  - Higher management fees, higher deposit and loan balances, as well as net valuation gains, were partially offset by deposit margin compression
- Expense of $2.6B, up 6% YoY, predominantly driven by higher volume- and revenue-related expense, partially offset by lower structural expense
- Credit costs: net benefit of $121mm due to reserve releases
- AUM of $2.8T and client assets of $3.8T, were up 28% and 32% respectively, driven by higher market levels as well as inflows into both long-term and liquidity products
  - Net inflows of $48B into long-term products and $44B into liquidity products in the quarter
- Average loans of $189B, up 18% YoY
- Average deposits of $207B, up 43% YoY

[1] See note 1 on slide 11 and note 8 on slide 12
[2] In the first quarter of 2021, the Wealth Management business was renamed Global Private Bank
[3] Actual numbers for all periods, not over/(under)

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JPMORGAN CHASE & CO.

Corporate1 1Q21 4Q20 1Q20 Revenue ($473) ($224) ($639) Expense 876 515 730 Credit costs 16 58 8 Net income/(loss) ($580) ($222) ($455) $ O/(U) Financial performance$mm 9 Revenue Revenue was a loss of $473mm Net interest income was down $690mm YoY, predominantly driven by lower rates, as well as limited deployment opportunities on the back of continued deposit growth Expense Noninterest expense of $876mm, up $730mm YoY, primarily due 1 See note 1 on slide 11

Outlook1 10 Firmwide Expect FY2021 net interest income to be ~$55B, market dependent Expect FY2021 adjusted expense of ~$70B Expect FY2021 Card NCO rate of 2.5%+/- 1 See notes 1 and 4 on slide 11

Notes on non-GAAP financial measures 11 1. rat Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable- receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a t 2. First- -GAAP financial measures. The credit reserve releases represent the portion of the provision for credit losses attributable to the change in allowance for credit losses. Excluding these significant items resulted in a decrease of $3.7 billion (after tax) to reported net income from $14.3 billion to $10.6 billion; a decrease of $1.19 per share to reported EPS from $4.50 to $3.31; and a decrease of 8% to ROTCE from 29% to 21%. Management believes these measures provide useful 3. ach non-GAAP financial measures. nd identifiable intangible assets (other than TCE, see page 9 of the Earnings Release rep period-end divided by common shares at period-end. Book value per share was $82.31, $81.75 and $75.88 at March 31, 2021, December 31, 2020 and March 31, use of equity 4. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excludes Firmwide legal expense of $28mm, $276mm and $197mm for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively. The adjusted overhead rati adjusted expense as a percentage of adjusted managed net revenue. Management believes this information helps investors understand the effect of these items on 5. -of- luding the impact of consolidated Firm-administered multi- rage ratio

Additional notes

1. Reflects the relief provided by the Federal Reserve Board (the "Federal Reserve") in response to the COVID-19 pandemic, including the CECL capital transition provisions that became effective in the first quarter of 2020. For the periods ended March 31, 2021, December 31, 2020 and March 31, 2020, the impact of the CECL capital transition provisions resulted in an increase to CET1 capital of $4.5B, $5.7B and $4.3B, respectively. Refer to Regulatory Developments Relating to the COVID-19 Pandemic on pages 52-53 and Capital Risk Management on pages 91-101 of the Firm's 2020 Form 10-K for additional information

2. Total excess high-quality liquid assets ("HQLA") represent the average eligible unencumbered liquid assets that are in excess of what is required to meet the estimated Firm and Bank total net cash outflows over a prospective 30 calendar-day period of significant stress under the LCR rule. HQLA and unencumbered marketable securities, includes the Firm's average eligible HQLA, other end-of-period HQLA-eligible securities which are included as part of the excess liquidity at the Bank that are not transferable to non-bank affiliates and thus excluded from the Firm's LCR under the LCR rule, and other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 102-108 of the Firm's 2020 Form 10-K for additional information

3. In the first quarter of 2021, the Firm reclassified certain deferred investment tax credits from accounts payable and other liabilities to other assets to be a reduction to the carrying value of certain tax-oriented investments. The reclassification also resulted in an increase in income tax expense and a corresponding increase in other income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation, including the Firm's effective income tax rate. Refer to page 2 of the Earnings Release Financial Supplement for further information

4. On December 18, 2020, the Federal Reserve announced that all large banks, including the Firm, could resume share repurchases commencing in the first quarter of 2021. As directed by the Federal Reserve, total net repurchases and common stock dividends in the first quarter of 2021 were restricted and could not exceed the average of the Firm's net income for the four preceding calendar quarters. Subsequently, on March 25, 2021, the Federal Reserve extended these restrictions through the second quarter of 2021. Refer to page 10 of the Earnings Release Financial Supplement for further information

5. In the fourth quarter of 2020, payment processing-only clients along with the associated revenue and expenses were realigned to CIB's Wholesale Payments business from CCB and CB. Prior-period amounts have been revised to conform with the current presentation. Refer to Business segment changes on page 65 of the Firm's 2020 Form 10-K for further information

6. In the second quarter of 2020, the Firm reclassified certain spend-based credit card reward costs from marketing expense to be a reduction of card income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation

7. In the third quarter of 2020, the Firm reclassified certain fair value option elected lending-related positions from trading assets to loans. Prior-period amounts have been revised to conform with the current presentation

8. In the fourth quarter of 2020, the Firm realigned certain wealth management clients from AWM to CCB. Prior-period amounts have been revised to conform with the current presentation. Refer to Business segment changes on page 65 of the Firm's 2020 Form 10-K for further information

9. The bridge book consisted of certain held-for-sale positions, including unfunded commitments, in CIB and CB

12

JPMORGAN CHASE & CO.

Additional notes on slides 5-7 13 Slide 5 Consumer & Community Banking 3. Actual numbers for all periods, not over/(under) 4. See note 7 on slide 12 5. Excludes Commercial Card 6. Includes the impact of loans originated under the PPP. For further information, see page 12 of the Earnings Release Financial Supplement 7. Included $9.3B of origination volume under the PPP for the three months ended March 31, 2021. There were no originations under the PPP for the three months ended December 31, 2020 8. 4Q20 amount has been revised to conform with the current presentation 9. Firmwide mortgage origination volume was $43.2B, $37.0B, $31.9B for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively Slide 6 Corporate & Investment Bank 2. Actual numbers for all periods, not over/(under) 3. See note 7 on slide 12 4. Client deposits and other third-party liabilities pertain to the Wholesale Payments and Securities Services businesses 5. Represents total merchant processing volume across CIB, CCB and CB 6. Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported was 1.48%, 1.77%, and 0.86% at March 31, 2021, December 31, 2020, and March 31, 2020, respectively. See note 5 on slide 11 7. Effective July 1, 2020, the Firm refined the scope of VaR to exclude certain asset-backed fair value option elected loans, and included them in other sensitivity-based measures to more effectively measure the risk from these loans. In the absence of this refinement, the average VaR for each of the following reported components would have been higher by the following amounts: CIB fixed income of $21 million and $28 million, CIB trading VaR of $19 million and $24 million and CIB VaR of $20 million and $24 million for the three months ended March 31, 2021 and December 31, 2020, respectively 8. See note 9 on slide 12 Slide 7 Commercial Banking 2. Actual numbers for all periods, not over/(under) 3. Includes the impact of loans originated under the PPP. For further information, see page 19 of the Earnings Release Financial Supplement 4. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 5. See note 9 on slide 12 6. and do not align with regulatory definitions

Forward-looking statements 14 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & forth in the forward- materially from those described in the forward- Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the Securities and - web.com/financial-information/sec- (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.